INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 33-65355 of Allstate Life Insurance Company of New York on Form S-1 of our report dated March 1, 1996 relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
September 20, 1996